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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): June 7, 2006 (June 2, 2006)


                          BROOKMOUNT EXPLORATIONS INC.
             (Exact name of registrant as specified in its charter)


    Nevada                        001-32181                   98-0201259
-----------------------      --------------------       ---------------------
(State of Incorporation)     (Commission File No.)          (IRS Employer
                                                          Identification No.)


              999 Canada Place, Suite 404, Vancouver, B.C. V6C 3E2
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                (604) 676 - 5244
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2 - FINANCIAL INFORMATION

     ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.


On February 7, 2006, Brookmount Explorations, Inc. ("we," "us," or the "Company") announced that we had announced that we had signed a letter of intent to acquire 100% of 722161 BC Ltd. which owns a 56% interest in 45 claims (a total of 145 units) covering an area of approximately 3160 hectares known as the Rock Creek Property situated 10 kms southeast of Rock Creek, B.C. in the Greenwood Mining Division (the "Property"). We closed this transaction on June 2, 2006.

The assets that comprise the Property The southern property boundary corresponds to the Canada - US border and is centered about 10 kms NW of the Crown Jewel open pit gold skarn deposit in Washington with a resource estimate in excess of
1.4 million ounces of gold that has cleared final hurdles and is scheduled to go into production this year. Recent work that has been carried out on a portion (Ket 28 occurrence) of the Rock Creek Property, an assortment of mapping, assessment reports, silt and soil geochemistry, air and ground geophysics, with several programs of shallow drilling has yielded significant and outstanding values. These values range from 1.9 g/t to 52.22 g/t of Gold. An aeromagnetic survey of the area conducted by Crownex Resources Corp. in 1989 indicates geological and geophysical characteristics similar to the Crown Jewel Deposit. A large and strong aeromagnetic anomaly characterizes both the Crown Jewel and the Rock Creek ground and suggests that the two are caused by the same kind of geological features. There are indications on the Rock Creek Property of a potential of volcanogenic massive magnetite-sulfide environment that may be very significant. The management of Brookmount feels that this acquisition is a significant move for the company in its desire to diversify its holdings with solid projects and add to shareholder value.

The transaction as closed provides us with an option to acquire 100% of the interests of the seller, Karl Schindler, of Vancouver, British Columbia in Canada. In order to satisfy the terms of the option agreement, we must, among other things:

1.       Issue 100,000 shares at the signing of the definitive documentation;

2. Pay Mr. Schindler $250,000 by making the following payments on or before the following specified dates:

         (a)      August 15, 2006   - $10,000

         (b)      September 15, 2006 - $12,500

         (c)      November 15, 2006 - $12,500

         (d) $12,500 on or before January 15, 2007, and installment payments of $12,500 quarterly thereafter on or before the 15th days of April, July, October and January of each year until the total of $250,000 has been paid or satisfied;

         We may satisfy our cash payment obligations by issuing stock a deemed price which shall be equal to the average price at which our common shares have traded on the OTC BB on the five days prior to the due date of the payment.

3. We must issue to Mr. Schindler 500,000 of our common shares in four equal tranches of 125,000 each on or before the 15th day of October in each of 2006, 2007, 2008 and 2009.

4. In addition, we are required to spend an aggregate of $1,000,000 in developing and mining the Property between closing and April 15, 2011.

In the event we terminate the relationship or default on our obligations, we will have no further undertaking but will be required to remove our claims from the Property within six months of the termination.

                                       2

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

     ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

                  None.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.


Dated:  June 7, 2006                                BROOKMOUNT EXPLORATIONS INC.


                                                     By:      /s/ Zaf Sungur
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